Exhibit 99.1

Kinetic Seas f/k/a Bellatora Completes

Initial Round of Funding

Kinetic Seas f/k/a Bellatora completes its initial round of funding to build its first GPU based data center for its clients and educational programs.

Bellatora Inc (OTCMKTS:ECGR)

UPDATE SCHAUMBURG, Il., June 6, 2024. Kinetic Seas Incorporated (OTC: ECGR) (the “Company”), formerly known as Bellatora, Inc., has completed its first round of funding to continue the process of transitioning to a leading Artificial Intelligence consulting, infrastructure, hosting, and education company. The first funding round of $500,000 was designed to provide the capital to build the Company's CPU and GPU hosting infrastructure and launch the Company’s consulting and educational services. Funds were also earmarked for the development and implementation of the Company's first data center, located in Oakbrook Illinois, this facility was designed for AI training and inference, which began in early February 2024 and is powered by proprietary networking and virtual hosting technologies developed by the Company.

About Kinetic Seas Incorporated

On December 14, 2023, the Company appointed Edward Honour as the Chairman and CEO and announced a new five-member Board of Directors with the mission of bringing practical machine learning and Artificial Intelligence projects to the market. In January 2024, the Company moved its headquarters to Schaumburg Corporate Center in Schaumburg, Illinois and changed its name from Bellatora, Inc, to Kinetic Seas Incorporated. For more information about the Company, visit https://kineticseas.com ..Forward-Looking Statements: This press release contains statements that constitute "forward-looking statements." The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the company’s control, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on April 10, 2024, and its Quarterly Report on Form10-Q filed with the SEC on May 14, 2024, and any other SEC filings, as amended or updated from time to time. Copies of the Company’s filings with the SEC are available on the SEC's website at www.sec.gov/edgar/searchedgar/companysearch (https://kineticseas.com)

The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. Kinetic Seas Incorporated Edward Honour, Chairman and CEO Edward.honour@kineticseas.com

For further information, please contact:

Jeff Lozinski

COO,

Kinetic Seas Incorporated

Email: Jlozinski@Kineticseas.com

Edward S Honour

Kinetic Seas Incorporated

+1 888-901-8806

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